Exhibit 10.10

THE HABIT RESTAURANTS, LLC

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into at Santa Barbara, California, on the date hereinafter set forth, by and between ANTHONY P. SERRITELLA (hereinafter referred to as “Employee”), THE HABIT RESTAURANTS, LLC, a Delaware limited liability company (hereinafter referred to as “Employer”), and THE HABIT RESTAURANTS, INC., a California corporation (hereinafter referred to as the “Former Employer”).

WHEREAS:

A. Employer is a limited liability company organized under the laws of the State of Delaware, and is in the business of owning and operating restaurants specializing in hamburgers; and

B. Employee is currently employed by the Former Employer and will become employed by Employer in connection with a transaction that involves the transfer of substantially all of the operating assets and liabilities from the Former Employer to the Employer (with the Former Employer party to this agreement for the purposes of effecting the termination of the Employment Agreement between Employee and the Former Employer, effective January 1, 2004, as amended (the “Existing Agreement”).

NOW, THEREFORE, in consideration of the premises and promises and representations contained herein, it is agreed as follows:

1. EMPLOYMENT

1.1 Position and Duties

Employer does hereby employ Employee and Employee hereby accepts such employment as Vice President, Operations, upon the terms and provisions set forth in this Agreement. Employee shall report to the President of Employer. Employee agrees to devote Employee’s full time and attention to the business of Employer and to carry out and perform orders, directions, and policies stated by the President of Employer. Employee shall carry out the duties assigned to Employee in a trustworthy, businesslike and loyal manner.

1.2 Place of Employment

Unless the parties agree otherwise in writing, during the term of this Agreement, Employee shall perform the services required by this Agreement at Employer’s restaurants or offices, provided, however, that Employer may from time to time require Employee to travel temporarily to other locations on Employer’s business.

1.3 Facilities and Services

Employer shall provide such facilities, equipment and supplies as it deems necessary for Employee’s performance of Employee’s duties under this Agreement and such other facilities and services as are suitable to Employee’s position and necessary to the adequate performance of Employee’s duties.

2. TERM

This Agreement shall commence as of the Effective Date specified herein below and shall continue until terminated by Employer or Employee for any reason, upon at least sixty (60) days’ prior written notice. This Agreement may also be terminated as provided in Section 8 hereof. Employer may, at Employer’s option, pay salary for the notice period in lieu of notice of termination and continuing employment.

3. COMPENSATION

3.1 Base Salary

Employer shall pay to Employee a base salary at the rate of One Hundred Fifty-four Thousand Five Hundred Dollars ($154,500.00) per annum. The base salary shall be payable monthly or at more frequent intervals in the discretion of Employer. The base salary shall be subject to review annually by the President of Employer, with no decrease without Employee’s consent, and no assurance of increase in such base salary.

3.2 Bonus

Employee shall be entitled to receive a quarterly non-refundable bonus in the amount of Five Thousand Dollars ($5,000.00). Employee shall be entitled to receive an annual bonus, for each year ending December 31, based upon achievement of performance goals to be established by the President of Employer, up to twenty percent (20%) of Employee’s annual base salary, less the quarterly bonuses paid with respect to such year (i.e., $20,000).

3.3 Sales Bonus

Employee hereby acknowledges (a) that the amount of the sale bonus due to him pursuant to Section 3.3 of the Existing Agreement by reason of the consummation of the transactions contemplated by the Recapitalization Agreement, dated as of July 27, 2007, by and among the Former Employer, HR Burger, LLC, a Delaware limited liability company, and stockholders of the Former Employer is $350,000 and (b) that the Former Employer (and not the Employer) is the only person or entity liable for making such payment to the Employee. The Former Employer shall make such payment to Employee on the Closing of such transactions. Effective upon the receipt of such amount, the Employee hereby releases the Employer, the Former Employer and their respective officers, directors, employees, shareholders and affiliates (the “Released Parties”) from any and all claims, debts, liabilities, accounts, costs, expenses, actions and causes of action of any kind whatsoever, whether due or owing, and whether based on contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, fixed or contingent, matured or unmatured, with respect to, pertaining to or arising from Section 3.3 of the Existing Agreement. Employee acknowledges that Employee has read and understands California Civil Code Section 1542, which States as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Having read and understood Section 1542, Employee hereby waives the provisions of Section 1542. Employee further agrees that Section 3.3 of the Existing Agreement shall have no further force or effect, notwithstanding the statement contained therein that such section shall survive termination of the Existing Agreement.

3.4 Reimbursements

Employee shall be reimbursed by Employer for amounts actually expended by Employee in the course of performing duties for Employer where:

3.4.1 Authorization. The amounts are previously authorized by Employer, and

3.4.2 Documentation. Employee tenders receipts or other documentation substantiating the amounts as required by Employer.

3.5 Severance Compensation.

In the event (i) Employer shall terminate Employee’s employment without “Good Cause” as defined in Section 8 hereof at any time or (ii) Employee terminates employment with “Good Reason” (as hereinafter defined), Employer shall, on condition that Employee execute and deliver to Employer a Severance Agreement and Release as provided in Exhibit “A,” pay to Employee a sum equal to six (6) times the monthly base salary of Employee on the date notice of termination of employment is given to Employee. Said amount shall be payable by Employer to Employee in six (6) equal monthly installments, commencing thirty (30) days after the date of such termination of Employee’s employment by Employer and the receipt by the Employer of the executed Severance Agreement and Release. Employee agrees that receipt of such payments shall be the sole and exclusive damages and remedy of Employee in the event of such termination of employment by Employer at any time without “Good Cause” or such termination by Employee with “Good Reason”. For the purposes of this Agreement, “Good Reason” will mean (a) any material diminution of Employee’s duties, or (b) a material adverse change in Employee’s title, (c) any relocation of Employee’s principal place of employment more than 25 miles from the downtown area of the City of Santa Barbara, California, or (d) if Employer materially reduces Employee’s base compensation (except as part of a general, Employer-wide reduction and excluding non-recurring extraordinary payments or any bonus or similar compensation that from time to time may be paid); provided, that in each circumstance described above Employer and its subsidiaries shall have 10 days to cure the default after notice by Employee.

3.6 Deductions

There shall be deducted from Employee’s gross compensation appropriate amounts for standard employee deductions (e.g., income tax withholding, social security and state disability insurance) and any other amounts authorized for deduction by Employee.

3.7 Compensated Leave

Employee shall be entitled to twenty (20) days vacation per year.

3.8 Medical Insurance Allowance

Employee and Employee’s dependents shall be entitled to participate in Employer’s health insurance benefit plan at the expense of Employee and otherwise subject to the rules of eligibility and participation in the plan. Employer will reimburse Employee One Thousand Dollars ($1,000.00) per month for Employee’s cost of participation in such health insurance plan.

3.9 Automobile Allowance

Employer shall pay Employee Seven Hundred Dollars ($700.00) per month as an automobile expense allowance.

3.10 Other Benefits

Employer agrees that Employee shall also be entitled to participate with other executive employees in all fringe benefit plans as may be authorized and adopted from time to time by Employer subject to general eligibility requirements. Nothing herein shall be construed, however, to require Employer to adopt any of said benefit plans.

3.11 Termination of Benefits

All benefits provided to Employee pursuant hereto shall cease upon termination of employment (in the case of termination by Employer by notice to Employee, such benefits shall cease upon expiration of the notice period).

4. LIFE INSURANCE

In the event Employer determines to purchase a policy or policies of life insurance of the life of Employee for the protection of Employer, Employee agrees to cooperate fully with Employer in order to obtain and maintain said policy or policies, up to a maximum face amount of $1,000,000. Employer shall be the owner and beneficiary of said policy or policies and shall pay all premiums therefor.

5. EMPLOYEE SERVICES

Employee agrees that during the term of this Agreement Employee will devote Employee’s full time and efforts to Employer and, without prior express written authorization of the President of Employer, Employee shall not, directly or indirectly, either alone or in concert with others, during the term of this Agreement: Perform any services relating to any services or products similar to Employer’s, for any other person or firm; engage in any activity competitive with or adverse to Employer’s business or welfare; engage in any activity for purposes of influencing or attempting to influence Employer’s customers, either directly or indirectly, to conduct business with any business enterprise in competition with Employer; undertake or participate in any planning for or organization of any business activity that is or will be in competition with Employer in any field(s) or area(s) in which Employee has worked or with which Employee has come into contact or of which Employee has gained knowledge during the term of the employment under this Agreement; or engage in any other business activity that would materially interfere with the performance of Employee’s obligations and duties under this Agreement.

6. BUSINESS DISCLOSURES

6.1 Non-Disclosure

Employee understands that in the course of employment with Employer, Employee has been and will be making use of, acquiring or adding to proprietary information of Employer, including any information relating to Employer’s business, trade, marketing, or industrial practices, trade secrets or “know-how,” software programs, formulas, processes, manuals, guides, customer and prospective customer lists and requirements and confidential documents or communications within Employer which are not known to outsiders. Employee also understands that Employer may have received information and materials from third parties in confidence. Employee hereby confirms that Employee has not disclosed, nor will Employee disclose, or use, directly or indirectly, for Employee’s own benefit or for the benefit of any other person or entity, any such Proprietary Information or confidential information for any purpose either during or after Employee’s employment with Employer, except to the extent necessary in the regular course of Employee’s employment by Employer.

6.2 Proprietary Information

Employee further understands that all of the following information and materials, which are broadly defined as “Proprietary Information” belong to Employer and shall be kept strictly confidential during and after Employee’s employment with Employer, even if not physically marked as such:

(i) Existing and proposed product development procedures, product designs, formulations, production techniques, and all versions and options of same and all future products developed or derived therefrom;

(ii) Production processes, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, and other materials or information relating to the manner in which Employer does business;

(iii) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, trade secrets, “know-how,” source codes, object codes, designs, drawings and specifications;

(iv) Any other materials or information related to the business or activities of Employer which are not generally known to others engaged in similar businesses or activities;

(v) All ideas which are derived from or related to Employee’s access to or knowledge of any of the above enumerated materials and information; and

(vi) Any information not in the public domain regarding the financial affairs of Employer, its salary structure, its relationship with its customers and/or employees and such other information not in the public domain as may be helpful to its competitors or embarrassing to Employer, its customers or employees.

6.3 Return of Property

On termination of Employee’s employment for any reason Employee shall not remove or retain without Employer’s express written consent any figures, calculations, tapes, magnetic or optical recordings, letters, papers, documents or copies thereof, or Proprietary Information or other confidential information of any type or description as to Employer or its affairs.

6.4 Information of Prior Employer

Employee acknowledges that Employee has not disclosed; is not required as a condition of employment to disclose to Employer; will not disclose to Employer; and will not use in the performance of services hereunder, any confidential information or trade secrets which is owned by any of Employee’s prior employers.

7. OWNERSHIP OF PROPERTY

All processes, formulations, copyrights, publications, reports, computer programs, servicemarks, trademarks and other intangible rights that may be conceived or developed by Employee, either alone or with others, during the term of Employee’s employment, whether or not conceived or developed during Employee’s working hours, and with respect to which the equipment, supplies, facilities or trade secret information of Employer was used, or that relate to the business of Employer or to Employer’s actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Employer, shall be the sole property of Employer. Employee shall disclose to Employer all inventions conceived during the term of employment, whether or not the property of Employer under the terms of the preceding sentence, provided that such disclosure shall be received by Employer in confidence. Employee shall execute all documents, including patent applications and assignments, required by Employer to establish Employer’s rights under this Section. This provision shall not apply to any invention which complies fully with Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit “B” and receipt of which is hereby acknowledged by Employee.

8. TERMINATION

In addition to the rights of termination set forth above, Employer may terminate and immediately cancel this Agreement and the employment relationship for Good Cause by the giving of written notice to Employee and Employee may terminate this Agreement and the employment relationship with Good Reason (as defined in Section 3.5) by the giving of written notice to Employer. “Good Cause” is defined to mean dishonesty, chronic absenteeism, physical or mental incapability of performing the essential functions of the employment position, addiction to drugs or alcohol, breach of any of the terms of this Agreement, conviction of a felony, or a misdemeanor involving moral turpitude.

The provisions of Sections 6, 7 and 9 shall survive any termination of this Agreement.

Employee agrees that upon termination of this Agreement and the employment relationship for any reason, Employee will execute and comply with the Termination Agreement in the form attached hereto as Exhibit “C.”

9. MISCELLANEOUS

9.1 Notices

Any notice required to be given pursuant to this Agreement shall be effective if in writing and delivered personally or by mail. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the parties at the address set forth on the signature page hereof, or at such others addresses as the parties may notify each other from time to time. Mailed notices shall be deemed received after two (2) working days from the date of deposit.

9.2 Attorneys’ Fees

If any action or proceeding is instituted to interpret or enforce this Agreement, the party prevailing in such action or proceeding shall be entitled to recover its reasonable attorneys fees and costs as determined by the court.

9.3 Remedies

9.3.1 Equitable Remedies. It is agreed that in the event of any breach, violation or evasion of the terms of Sections 5, 6, or 7, such breach, violation or evasion will result in immediate and irreparable injury and harm to Employer and will authorize recourse by Employer to the remedies of injunction and specific performance or either of such remedies, as well as to all other legal or equitable remedies to which Employer may be entitled.

9.3.2 Termination of Agreement. If is further agreed that in the event of such breach, Employer may forthwith terminate this Agreement, anything herein to the contrary notwithstanding.

9.3.3 Accounting. Employee covenants and agrees that, if Employee shall violate any of Employee’s covenants or agreements under this Agreement, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation to the extent only that such are permitted by law; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer is or may be entitled at law, in equity or under this Agreement.

9.4 Partial Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.5 Waiver

No waiver of any right hereunder shall be effective for any purpose unless in writing, signed by the party hereto possessing said right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provision of this Agreement.

9.6 Assignment; Binding Effect

It is hereby agreed that Employee’s rights and obligations under this Agreement are personal and not assignable. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, subject, however, to the restrictions on assignment contained herein.

9.7 Governing Law

This Agreement shall be governed by the laws of the State of California.

9.8 Entire Agreement

This Agreement contains the entire agreement and understanding between Employer and Employee with respect to employment of Employee by Employer and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement may not be changed except by a writing signed by both Employee and Employer.

The Existing Agreement is hereby terminated with no further liability or obligation thereunder to the Employee or Employer.

9.9 Reasonableness of Restrictions

Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Employer, its shareholders, employees and customers.

9.10 At Will Employment

Except as specifically provided in Section 2 of this Agreement, Employee acknowledges that Employee’s employment by Employer is “at will” and may be terminated at any time by Employer, with or without cause, as provided in Sections 2 and 8 hereof.

9.11 Effective Date. The Effective Date of this Agreement is July 31, 2007.

9.12 Existing Employment Agreement

This Agreement shall supersede and cancel the Existing Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 31st day of July, 2007.

THE HABIT RESTAURANTS, LLC, a Delaware limited liability company

By:	/s/ Brent B. Reichard	/s/ Anthony P. Serritella
	Brent B. Reichard, Chief Executive Officer	Anthony P. Serritella

	“Employer”	“Employee”

Address:	1019 Chapala-Street	Address:	1411 Peach Hill Road
	Santa Barbara, CA 93101		Moorpark, CA 93021

THE HABIT RESTAURANTS, INC., a California corporation

By:	/s/ Brent B. Reichard
Brent B. Reichard, Chief Executive Officer

“Former Employer”

Address:	1019 Chapala Street Santa Barbara, CA 93101

[Signature Page to Habit Restaurants Employment Agreement]

EXHIBIT “A”

SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into this      day of                     ,     , by and between THE HABIT RESTAURANTS, LLC, a Delaware limited liability company (the “Company”) and ANTHONY P. SERRITELLA (“Serritella”).

WHEREAS, the employment of Serritella is being terminated pursuant to his Employment Agreement; and

WHEREAS, the Company and Serritella desire to enter into this Severance Agreement and General Release.

NOW, THEREFORE, in consideration of the foregoing recitals and the promises contained herein, the parties hereto agree as follows:

1. Termination. The employment of Serritella with the Company shall be and is hereby deemed terminated on                     ,     . His Employment Agreement, dated                     , (hereinafter referred to as “Employment Agreement”) is also hereby deemed terminated as of said date.

2. Payment. In consideration for his entering into this Agreement and in accordance with the provisions of his Employment Agreement, the Company will pay Serritella the sum of Dollars ($                    ), less applicable deductions, in the manner provided in his Employment Agreement.

3. General Release. In consideration for this Agreement’s terms, Serritella releases and forever discharges the Company and any and all related or affiliated companies, as well as their respective current and former officers, directors, shareholders, supervisors, employees, representatives, attorneys, agents, successors and assigns, from any and all claims, demands, liabilities, suits or damages of any type or kind (except workers’ compensation claims), whether known or unknown, suspected or unsuspected, arising from or in any way related to Serritella’s employment with the Company, including without limitation any bonus, incentive or compensation plan and any and all other claims relating to Serritella’s employment with the Company or the termination thereof. This general release includes, without in any way limiting the generality of the foregoing, any and all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 and the California Fair Employment and Housing Act and any applicable amendments to said Acts.

4. Release of Unknown Claims. Serritella expressly acknowledges that the release herein is also intended to include in its effect, without limitation, all claims which he does not know or suspect to exist at the time of the execution of this Agreement, and that this Agreement contemplates the extinguishment of those claims. Serritella acknowledges that Serritella has read and understands California Civil Code Section 1542, which Section states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor,”

Having read and understood Section 1542, Serritella hereby waives the provisions of said Section 1542 and assumes all risks for claims heretofore or hereafter arising, known or unknown, notwithstanding the provisions of Section 1542.

5. Agreement Not To Sue. Serritella acknowledges that he has not yet filed any complaints, claims, or actions against the Company or any related or affiliated companies or their respective current or former officers, agents, directors, shareholders, supervisors, employees, attorneys, representatives, successors or assigns with any state, federal, or local agency or court regarding the subject matter of this Agreement, and that he will not do so at any time hereafter.

6. Waiver of Reinstatement. Serritella agrees that he will not seek employment with the Company or any of its related companies in the future and that the Company and any of its related companies, or any of them, may reject without cause any such application for employment made by Serritella.

7. Non-Admissions. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Serritella or any person, violation of any order, law, statute, duty, or contract whatsoever against Serritella or any person.

8. Confidentiality. Serritella agrees that he will keep the fact, terms, and amount of this Agreement completely confidential and that he will not hereafter disclose any information concerning this Agreement to anyone, provided that he may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. Serritella agrees that he will not in any way disparage the Company or any related companies, or their respective current or former officers, agents, directors, supervisors, shareholders, employees, attorneys, representatives, successors or assigns.

9. Understanding Upon Execution. Serritella understands and agrees that he:

a) Has carefully read and fully understands all of the provisions of this Agreement.

b) Is, through this Agreement, releasing the Company, as provided in Paragraphs 3, 4 and 5, from any and all claims he may have against the Company and all related companies.

c) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

d) Knowingly and voluntarily intends to be legally bound by the same.

e) Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.

f) Is, through this Agreement, waiving any and all rights and claims arising under the Age Discrimination in Employment Act, as amended (29 U.S.C. Section 621, et seq.), Title VII of the Civil Rights Act of 1964, as amended, and any and all other rights and claims that Serritella may have against the Company.

g) Has been provided a full twenty-one (21) days from receipt of this Agreement to consider its terms.

h) Has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired.

i) Understands that rights or claims under the Age Discrimination in Employment Act (29 U.S.C. Section 621, et seq.) that may arise after the date this Agreement is executed are not waived.

10. Governing Law. This Agreement shall be construed and governed by the laws of the State of California.

11. Ambiguities. It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

12. Waiver. No waiver by any party of any breach of any term or provision of this Agreement shall be construed to be, nor be, a waiver of any preceding, concurrent or succeeding breach of this Agreement or of any other term or provision of this Agreement. No waiver shall be binding on the part of any party unless set forth in a writing signed by such party.

13. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect.

14. Successors and Assigns. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Serritella expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

15. Amendment and Modification. Any amendment or modification of this Agreement must be in writing, and signed by Serritella and a duly authorized representative of the Company.

SERRITELLA ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS AGREEMENT IS A BINDING LEGAL DOCUMENT. SERRITELLA FURTHER AGREES THAT HE HAS HAD ADEQUATE TIME AND A REASONABLE OPPORTUNITY TO REVIEW THE PROVISIONS OF THIS AGREEMENT AND TO SEEK LEGAL ADVICE REGARDING ALL OF ITS ASPECTS, AND THAT IN EXECUTING THIS AGREEMENT HE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY THE COMPANY OR ANY OF ITS EMPLOYEES OR REPRESENTATIVES REGARDING THIS AGREEMENT’S SUBJECT MATTER AND/OR EFFECT. SERRITELLA HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT AND VOLUNTARILY AGREES TO ITS TERMS.

IN WITNESS WHEREOF, the parties have executed this Severance Agreement and General Release on the day and year first hereinabove written.

THE HABIT RESTAURANTS, LLC, a Delaware limited liability company

By:
Anthony P. Serritella
Title:

EXHIBIT “B”

SECTION 2870 OF THE CALIFORNIA LABOR CODE

“Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT “C”

TERMINATION AGREEMENT

1. I hereby certify that when leaving the employment of THE HABIT RESTAURANTS, LLC, hereinafter referred to as “Employer,” I had no Employer property or Proprietary Information (as defined in my Employment Agreement) in my possession. The term “property” includes, but is not limited to, equipment, tapes, files, manuals, formulations, plans, material, or other documents. The term “Employer” includes subsidiaries or other corporations affiliated with the aforementioned corporation.

2. I have returned all documents and materials used while in the employ of Employer.

3. I recognize my continuing obligation and duty, inter alia, not to use or utilize, whether directly or indirectly, for my own benefit or for the benefit of any other person(s) or concern(s) any Proprietary Information or confidential information of Employer, including, but not limited to, any and all information or know-how relating to Employer’s business, trade practices or trade secrets.

4. I also certify that I have returned any credit cards issued to me and all keys to Employer’s property that have been in my possession.

5. I understand my date of termination is                                                                                                                                                                                                                                                                                                                                                                  .

6. My forwarding address is as follows:                                                                                                                                                                                                                                                                                                                                                                    .

(signature)

Date: